NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN THE SUBJECT OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND THE SAME HAVE BEEN (OR WILL BE, WITH RESPECT TO THE SECURITIES ISSUABLE UPON EXERCISE HEREOF) ISSUED IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER SUCH SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

WARRANT TO PURCHASE COMMON STOCK
OF
The KEYW Holding Corporation

Warrant No.: [__]
Number of Shares of Common Stock: [____________]
Date of Issuance: [____________] (the “Original Issuance Date”)

The KEYW Holding Corporation, a Maryland corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [_____________________], the registered holder hereof or his permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below), upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), on any Exercisability Date (as defined below), but not after 11:59 p.m., New York Time, on the Expiration Date (as defined below) [______________] fully paid and nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”).  Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 14.  This Warrant is one of a series of warrants (the “Subscription Warrants”) issued pursuant to those certain Subscription Agreements, for this Holder executed prior to [____________] (the “Subscription Date”), in each case by and between the Company and the Holder party thereto (the “Subscription Agreement”).

SECTION 1.               EXERCISE OF WARRANT.

(a)           Mechanics of Exercise.  Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any Exercisability Date, in whole or in part (but not as to fractional shares), by (i) delivery of a written notice in the form attached hereto as Exhibit A (the “Exercise Notice” ) of the Holder’s election to exercise this Warrant and (ii) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds.  The Holder shall not be required to surrender this Warrant in order to effect an exercise hereunder, provided that this Warrant is surrendered to the Company on or before the second Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (the “Exercise Delivery Documents”).  On or before the first Business Day following the date on which the Company has received each of the Exercise Delivery Documents, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and to the Company.  On or before the third Business Day following the date on which the Company has received all of the Exercise Delivery Documents and after the Company shall have received this Warrant (the “Share Delivery Date”), the Company shall issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise.  Upon delivery of the Exercise Delivery Documents and surrender of this Warrant, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares.  If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than five Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.

(b)           Exercise Price.  For purposes of this Warrant, “Exercise Price” means $5.50 per share of Common Stock, subject to adjustment as provided herein.

(c)            Exercisability Date.  For purposes of this Warrant, “Exercisability Date” means any date on or after July 31, 2009, or such earlier date as the Board of Directors of the Company may notify the Holder in writing.

(d)           Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company’s Common Stock is greater than the Warrant Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash or cancellation of indebtedness of the Company to the Holder, the Holder may elect a “Net Issue Exercise” pursuant to which it will receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Exercise Notice in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X =	Y (A-B)
A

Where X =        the number of shares of Common Stock to be issued to the Registered Holder

Y=          the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such exercise)

A =        the fair market value of one share of the Company’s Common Stock (as calculated below)

B =         Warrant Exercise Price (as adjusted to the date of such exercise).

For purposes of the above calculation, the fair market value of one share of Common Stock shall be determined by the Company’s Board of Directors in good faith; provided, however, that where there is a public market for the Company’s Common Stock, the fair market value per share shall be the average of the closing prices of the Company’s Common Stock quoted on any exchange on which the Common Stock is listed, whichever is applicable, over the five (5) trading day period ending on the trading day immediately preceding the day the Warrant is being exercised.

SECTION 2.               ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.  The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)           Adjustment upon Subdivision or Combination of shares of Common Stock.  If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased.  If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased.  Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)           If any event occurs of the type contemplated by the provisions of Section 2(a) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features to the holders of the Company’s equity securities), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(b) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

SECTION 3.               RIGHTS UPON DISTRIBUTION OF ASSETS.  If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(a)           the Exercise Price shall be reduced, effective as of the close of business of the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution, to a price determined by multiplying the Exercise Price by a fraction of which (i) the numerator shall be the Exercise Price minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock and (ii) the denominator shall be the Exercise Price; and

(b)           the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a).

SECTION 4.               NET ISSUE EXERCISE.  This Warrant (together with all of the other Subscription Warrants)  shall be deemed to be exercised by “Net Issue Exercise” automatically pursuant to the provisions of Section 1(d), without any further action on the part of the Holder, upon the occurrence of any of the following:

(a)           immediately prior to the consummation of any sale of all or substantially all of the Company's assets;

(b)           immediately prior to the consummation the sale of more than 80% of the then outstanding shares of the Company's stock; or

(c)           immediately prior to the consummation of any transaction that the Board and, if applicable, the Company's stockholders have approved and which transaction is declared by the Board to be a "Net Issue Exercise” transaction; provided, however, that the Holder may elect, upon written notice to the Company prior to the consummation of the transaction under this clause (c), to retain this Warrant and not have it be deemed to be exercised by “Net Issue Exercise” if the transaction does not include any cash payment to shareholders (an “Exempt Transaction”).  Upon the occurrence of any Exempt Transaction in which this Warrant is not then exercised, the provisions of this Warrant referring the Company shall refer instead to the Successor Entity and the Successor Entity shall assume all of the obligations of the Company herein, and the Company shall make provisions to ensure that the Holder will have the right to receive, upon exercise of this Warrant, an equivalent amount of securities which, for avoidance of doubt, will not include any cash payment.

SECTION 5.               NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant and (iii) shall, so long as any of the Subscription Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Subscription Warrants, the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the Subscription Warrants then outstanding (without regard to any limitations on exercise).

SECTION 6.               WARRANT HOLDER NOT DEEMED A STOCKHOLDER.

(a)           Except as otherwise specifically provided herein, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to (i) vote or receive dividends, (ii) be deemed the holder of Common Stock for any purpose, (iii) any of the rights of a stockholder of the Company (including any right to vote, give or withhold consent to any corporate action) or (iv) receive notice of meetings, receive dividends or subscription rights, or otherwise.

(b)           Nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

SECTION 7.               REISSUANCE OF WARRANTS.

(a)           Transfer of Warrant.  This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may otherwise be required by applicable securities laws or the Stockholders’ Agreement.  Subject to applicable securities laws, if this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company together with all applicable transfer taxes, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)           Lost, Stolen or Mutilated Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form or the provision of reasonable security by the Holder to the Company and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)           Exchangeable for Multiple Warrants.  This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company together with all applicable transfer taxes, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that the Company shall not be required to issue Warrants for fractional shares of Common Stock hereunder.

(d)           Issuance of New Warrants.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant shall (i) be of like tenor with this Warrant, (ii) represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) have an issuance date as indicated on the face of such new Warrant which is the same as the Original Issuance Date and (iv) have the same rights and conditions as this Warrant.

SECTION 8.               NOTICES.  Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given by certified mail or facsimile to the Holder or the Company at the address set forth in the Subscription Agreement between the Company and the Holder.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including, in reasonable detail, a description of such action and the reason or reasons therefor.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least ten days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation.

SECTION 9.               AMENDMENT AND WAIVER.  Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders; provided that no such action may increase the exercise price of any Subscription Warrant or decrease the number of shares or change the class of stock obtainable upon exercise of any Subscription Warrant without the written consent of the Holder.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the Subscription Warrants then outstanding.

SECTION 10.               GOVERNING LAW.  This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Maryland, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Maryland or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Maryland.

SECTION 11.               HEADINGS.  The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

SECTION 12.               DISPUTE RESOLUTION.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations to the Holder within two Business Days of receipt of the Exercise Notice giving rise to such dispute.  If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within five Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days submit (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant.  The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations.  Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.  The expenses of the investment bank and accountant will be borne by the Company unless the investment bank or accountant determines that the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares by the Holder was incorrect, in which case the expenses of the investment bank and accountant will be borne by the Holder.

SECTION 13.               REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the Subscription Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief).

SECTION 14.               SETTLEMENT.  This Warrant is intended to be settled by the Company in unregistered shares of the Company’s Common Stock although the Company reserves the right, at its sole option, to settle this Warrant in registered shares of the Company’s Common Stock.  It is the Company’s intent that, once shares of the Company’s Common Stock are registered on a national securities exchange, it will settle this Warrant in registered shares of the Company’s Common Stock.

SECTION 15.               CERTAIN DEFINITIONS.  For purposes of this Warrant, the following terms shall have the following meanings:

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the State of Maryland are authorized or required by law to remain closed.

“Common Stock” means the Company’s Common Stock, $0.001 par value per share.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

“Expiration Date” means the seventh anniversary of the Original Issuance Date or, if such date falls on a day other than a Business Day, the next Business Day.

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Required Holders” means the holders of the Subscription Warrants representing at least a majority of shares of Common Stock underlying the Subscription Warrants then outstanding.

“Successor Entity” means the Person formed by, resulting from or surviving any Exempt Transaction or the Person with which such Exempt Transaction shall have been entered into.

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Original Issuance Date.

THE KEYW HOLDING CORPORATION

By:
Name:	Leonard E. Moodispaw
Title:	Chief Executive Officer

EXHIBIT A

EXERCISE NOTICE TO
WARRANT TO PURCHASE COMMON STOCK OF
THE KEYW HOLDING CORPORATION

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of The KEYW Holding Corporation, a Maryland corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warrant.

1.           Exercise.  The Holder intends to pay the sum of $___________________ to the Company in accordance with the terms of the Warrant in connection with the exercise of the Warrant for _____________ Warrant Shares.

2.           Delivery of Warrant Shares.  The Company shall deliver to the holder ____________ Warrant Shares in accordance with the terms of the Warrant upon receipt of the payment referred to in Section 1.

Date: _______________ ___, 20___

HOLDER

By:
Name:
Title:	[state title only if Holder is not an individual]

Acknowledged and agreed:

THE KEYW HOLDING CORPORATION

By:
Name:	Leonard E. Moodispaw
Title: Chief Executive Officer